UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 26, 2013

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1778 McCarthy Blvd

Milpitas, California 95035

(Address of principal executive offices)

(408) 262-9003

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2013 Annual Meeting of Shareholders (the “Annual Meeting”) was held on July 26, 2013. At the Annual Meeting, the following proposals were voted upon and approved:

Proposal 1: To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Directors	For	Withheld
Eric B. Singer	19,641,972	409,222
Mark J. Bonney	19,580,307	470,887
J. Michael Dodson	19,678,383	372,811
Patrick W. Little	19,664,683	386,511
Thinh Q. Tran	17,642,250	2,408,944

There were 9,851,206 shares represented by broker non-votes.

Proposal 2: To ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

For	Against	Abstain	Broker Non-Votes
29,658,990	159,751	83,659	0

Proposal 3: To approve, on a non-binding and advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
19,769,410	248,071	33,713	9,851,206

Item 8.01. Other Events.

Following the Annual Meeting, the Company’s Board of Directors appointed independent directors to serve on Board committees as follows:

Audit Committee

Mark J. Bonney, Chairman

J. Michael Dodson

Eric B. Singer

Compensation Committee

Eric B. Singer, Chairman

J. Michael Dodson

Mark J. Bonney

Corporate Governance and Nominating Committee

Mark J. Bonney, Chairman

J. Michael Dodson

Patrick W. Little

Eric B. Singer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2013		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer